EXHIBIT 10.9
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                              CONVERSION AGREEMENT

         This Conversion Agreement is entered into as of the ____ day of _________, 2003, by and between Able Laboratories, Inc., a Delaware corporation ("Able" or the "Company"), and _______________________, a(n)
_____________________ (the "Noteholder").

         WHEREAS, Able issued to the Noteholder, in a private placement of units completed on June 14, 2002, pursuant to a Subscription Agreement (the "June 2002 Subscription Agreement") a 12% promissory note in the original principal amount of $_______________ (the "Note");

         WHEREAS, Able desires to settle its obligations under the Note by issuing shares of its common stock, $0.01 par value per share ("Common Stock"), and the Noteholder desires to receive such shares in accordance with the terms and conditions hereof;

         NOW, THEREFORE, in consideration of the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Surrender and Conversion of Note. The Noteholder hereby surrenders the Note for conversion into Common Stock.

2. Issuance of Common Stock. Upon receipt of the original note for cancellation, Able will promptly issue to the Noteholder ____________ shares of Common Stock (the "Conversion Shares").

3. Noteholder's Acknowledgement. The Noteholder acknowledges and agrees that the issuance of the Conversion Shares by Able shall satisfy all of Able's obligations under the Note and that the Note shall thereby be cancelled, and expressly waives any right of payment of principal and interest due on the Note from the date of its issuance that otherwise might arise in connection with the Note, the June 2002 Subscription Agreement or otherwise.

4.       Noteholder's Representations and Warranties.

         The Noteholder represents and warrants to the Company that it is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended. The Noteholder has held the Note from the date of issuance and has not transferred any interest in the Note. The Noteholder has read and carefully considered the information set forth in all of the Company's reports, registration statement, schedules, forms, statements and other documents filed by the Company with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended. The Noteholder is acquiring the Conversion Shares for its own account for investment only and not with a present view towards the public sale or distribution thereof. The Noteholder understands that the Conversion Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer thereof):

                  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless the Company is provided with reasonable assurances that the securities were sold pursuant to Rule 144 under said Act.
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         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Conversion Shares upon which it is stamped, if (a) the resale of such Conversion Shares is registered under the Securities Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Conversion Shares may be made without registration under the Securities Act.

5.       Representations And Warranties of the Company

         The Company represents and warrants to the Noteholder that it is a corporation duly organized and existing in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as now being conducted, to enter into and perform this Agreement, to issue and sell the Securities in accordance with the terms hereof, and to issue the Conversion Shares. The Conversion Shares, when issued upon conversion of the Note, will be validly issued, fully paid and non-assessable. The Company shall take such action as the Company shall reasonably determine is necessary to qualify the Conversion Shares for sale to the Noteholder pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Noteholder.

6.       Governing Law; Miscellaneous

         a. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts made and to be performed therein, without regard of its conflict of laws principles. The parties consent to the jurisdiction of the United States District Courts for the District of Massachusetts in any suit or proceeding based on or arising under this Agreement and agree that all claims in respect of such suit or proceeding may be determined in such court. The parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.

         b. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties.

         c. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Noteholder make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Noteholder.

         IN WITNESS WHEREOF, the undersigned Noteholder and the Company have caused this Agreement to be duly executed as of the date first above written.

NOTEHOLDER:                                  ABLE LABORATORIES, INC.


By:                                          By:
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its                                          Name:
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                                             Title:
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By:
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Name:
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Title:
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